UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2007, Genco Shipping & Trading Limited, a Marshall Islands company (the “Company”), and Fleet Acquisition LLC, a Marshall Islands company and a stockholder of the Company (the “Selling Shareholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Bear, Stearns & Co. Inc. and Jefferies & Company, Inc., as representatives for the several underwriters referred to in the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company and the Selling Shareholder will sell to the Underwriters an aggregate of 4,055,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), of which 3,208,955 shares are to be sold by the Company and 846,045 shares are to be sold by the Selling Shareholder, for a purchase price of $63.8175 per share (the “Purchase Price”), which reflects a price to the public of $67.00 per share less underwriting discounts and commissions of  $3.1825 per share.  For purposes of covering over-allotments, the Company has granted the Underwriters the right to purchase up to an additional 149,254 shares of Common Stock and the Selling Shareholder has granted the Underwriters the right to purchase up to an additional 256,246 shares of Common Stock, for an aggregate of up to an additional 405,500 shares and in each case, at a price per share equal to the Purchase Price.  The Underwriters have 30 days from September 26, 2007 to exercise this option.  If the Underwriters exercise this right for less than all of the additional shares, then the additional shares shall be purchased first from the Company before any additional shares are purchased from the Selling Shareholder.  The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholder.

The shares are being sold pursuant to the Company’s shelf registration statement on Form S-3 (Reg. No. 333-140158) (the “Registration Statement”), which was declared effective by the SEC on February 7, 2007, as supplemented by the Company’s prospectus supplement dated September 26, 2007.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.  The closing is expected to occur and delivery of the shares is expected to be made on or about October 2, 2007.

The Underwriting Agreement is filed as an exhibit with this Current Report.

Item 7.01 Regulation FD Disclosure

On September 21, 2007, the Company filed an Amendment No. 1 to Current Report on Form 8-K with the SEC to reflect that the estimated delivery date for the Capesize vessel to be named the Genco London is the fourth quarter of 2007.  Based on information recently obtained by the Company, the Company understands that such vessel may be delivered as early as September 28, 2007.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The information set forth in the second sentence of Item 7.01 contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This forward looking statement is based on management’s current expectations.  Included among the factors that, in our view, could cause actual results to differ materially from that forward looking statement are the fulfillment of the closing conditions under Genco’s agreement to acquire the Genco London and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, Genco’s Annual Reports on Form 10-K for the year ended December 31, 2006 and Genco’s reports on Forms 8-K and 10-Q.

Item 8.01	Other Events.

In connection with the sale by the Company and the Selling Shareholder of the Common Stock, as described in Item 1.01 of this Current Report, the following exhibits are filed with this Current Report:  (1) the opinion of Reeder & Simpson, P.C. as to the legality of the shares of Common Stock being sold by the Company and the Selling Shareholder; (2) the opinion of Reeder & Simpson, P.C. as to certain tax matters; (3) the opinion of Kramer Levin Naftalis & Frankel LLP as to certain tax matters; and (4) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report).

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated September 26, 2007 by and among the Company, Fleet Acquisition LLC, Bear, Stearns & Co. Inc. and Jefferies & Company, Inc.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to the legality of the shares of Common Stock being sold by the Company and the Selling Shareholder.

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to certain tax matters.

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for the Company, as to certain tax matters.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GENCO SHIPPING & TRADING LIMITED

                    DATE:  September 27, 2007

/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 26, 2007 by and among the Company, Fleet Acquisition LLC, Bear, Stearns & Co. Inc. and Jefferies & Company, Inc.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to the legality of the shares of Common Stock being sold by the Company and the Selling Shareholder.

8.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel for the Company, as to certain tax matters.

8.2	Opinion of Kramer Levin Naftalis & Frankel LLP, United States tax counsel for the Company, as to certain tax matters.

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.